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                                                                    EXHIBIT 23.4


                                 April 1, 2003



Board of Directors
First Commerce Corporation
301 South McDowell Street, Suite 100
Charlotte, NC 28204

Members of the Board:

         We hereby consent to the use of our name and to the description of our opinion letter to the Board of Directors of First Commerce Corporation to be signed and dated the date of the Proxy Statement/Prospectus that is a part of this Registration Statement, under the caption "Opinion of First Commerce's Financial Advisor", and to the inclusion of such opinion letter as Appendix B to the Proxy Statement/Prospectus that is a part of this Registration Statement.


                                        TRIDENT SECURITIES
                                        A Division of McDonald Investments, Inc.



                                        By   /s/ Jeffrey E. Adams
                                           -------------------------------------
                                                 Jeffrey E. Adams
                                                 Vice President